SOFTNET SYSTEMS, INC.

                        2000 EMPLOYEE STOCK PURCHASE PLAN

     SoftNet Systems, Inc. a Delaware corporation (the "Company"), hereby adopts the SoftNet Systems, Inc. 2000 Employee Stock Purchase Plan (the "Plan"), effective as of the Effective Date (as defined herein).

     1. Purpose. The purpose of the Plan is to assist employees of the Company and its Designated Subsidiary Corporations (as defined below) in acquiring stock ownership interests in the Company, pursuant to a plan which is intended to qualify as an "employee stock purchase plan" within the meaning of Code Section
423. The Plan is intended to help employees provide for their future security and to encourage them to remain in the employ of the Company and its Subsidiary Corporations.

     2. Definitions. Whenever one of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the following meaning, unless the context clearly indicates to the contrary (such definitions to be equally applicable to the singular and plural forms of the terms defined):

     (a) "Administrator" shall mean the Company, acting through its Chief Executive Officer or his or her delegate.

     (b) "Authorization Card" shall mean the form prescribed by the Administrator, which shall include a form of stock purchase agreement pursuant to which an Eligible Employee shall purchase shares of Stock under the Plan and a form of payroll deduction authorization pursuant to which such Eligible Employee shall authorize the Company or a Designated Subsidiary Corporation to deduct such Eligible Employee's contributions under the Plan.

     (c) "Base Pay" shall mean total gross pay received by an Employee on each Payday as cash compensation for services to the Company or any Designated Subsidiary Corporation.

     (d) "Board of Directors" shall mean the Board of Directors of the Company.

     (e)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (f)  "Company" shall mean SoftNet Systems, Inc., a Delaware corporation.

     (g) "Designated Subsidiary Corporation" means any Subsidiary Corporation designated by the Board in accordance with Section 2(u).

     (h) "Effective Date" shall mean the first day of the first Offer Period, which shall be April 1, 2000.

     (i)  "Eligible   Employee"  shall  mean  any  Employee  who  satisfies  the requirements of Section 4.

     (j) "Employee" shall mean any person who renders services to the Company or any Designated Subsidiary Corporation in the status of an employee within the meaning of Code Section 3121(d). "Employee" shall not include any director of the Company or any Subsidiary Corporation who does not render services to the Company or any Subsidiary Corporation in the status of an employee within the meaning of Code Section 3121(d).

     (k) "Enrollment Period" shall mean, for each Offer Period, the two or three week period (as applicable) determined in accordance with
          Section 6(b) or such other period as determined by the Administrator in its discretion.

     (l) "Entry Date" shall mean the date an Eligible Employee is granted an Option during the Offer Period. The first Entry Date under the Plan shall be the Effective Date. Subsequent Entry Dates under the Plan shall be each July 1 and January 1 during the period that the Plan is in effect.

     (m) "Offer Period" shall mean the period beginning on each Entry Date and ending on the date which is the six-month anniversary of such date; provided, however, that the first Offer Period shall commence on the Effective Date and end on June 30, 2000.

     (n) "Option" shall mean a right granted to an Eligible Employee to purchase shares of Stock under Section 8(a) of the Plan.

     (o) "Option Price" shall mean the per share exercise price of shares of Stock to be purchased pursuant to an Option, as provided in Section 9.

     (p) "Parent Corporation" shall mean any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company own stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (q)  "Participant"   shall  mean  an  Eligible   Employee   who  elects  to
          participate in the Plan and complies with the provisions of Section 6.

     (r)  "Payday"  of  an  Employee   shall  mean  the  regular  and  recurring
          established day for payment of cash compensation to Employees in the same classification or position.

     (s) "Plan" shall mean this SoftNet Systems, Inc. 2000 Employee Stock Purchase Plan.

     (t) "Purchase Date" shall mean the last day of each Offer Period on which shares of Stock are automatically purchased for Participants under the Plan.

     (u) "Subsidiary Corporation" shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Any corporation that is a Subsidiary Corporation as of the Effective Time shall be a Designated Subsidiary Corporation for purposes of this Plan, and such corporation's Employees shall be eligible to be granted Options under the Plan; provided, however, that after the Effective Time, the Board may designate from among any Subsidiary Corporations, as determined from time to time, the Subsidiary Corporation or Subsidiary Corporations whose Employees shall be eligible to be granted Options under the Plan. The Board may designate a Subsidiary Corporation, or terminate the designation of a Subsidiary Corporation, without the approval of the stockholders of the Company.

     (v) "Stock" shall mean the shares of the Company's Common Stock, $.01 par value.

     3. Stock Subject to the Plan.

     (a) The maximum aggregate number of shares of Stock subject to any Option shall not exceed 200,000 shares.

     (b) The Company shall reserve for issuance under the Plan 1,325,000 shares of the Company's authorized but unissued Stock; provided, however, that during the term of the Plan, such number of shares shall be increased by 100,000 shares on each January 1, commencing with January 1, 2001.

     (c) If any Option expires or is canceled without having been fullyexercised, the number of shares subject to such Option but as to which such Option was not exercised before its expiration or cancellation may again be optioned hereunder, subject to the limitations of subsection (a).

     (d) Any adjustment to the number of shares of Stock reserved for issuance under the Plan shall be made only in accordance with Sections 14 (relating to recapitalization) and 17 (relating to amendments of the Plan).

     4. Eligibility. Each Employee of the Company or any Designated Subsidiary Corporation who on the first day of any Enrollment Period is customarily employed by the Company or any Designated Subsidiary Corporation for more than twenty (20) hours per week, shall become an Eligible Employee on such day.

     5. Purchase Rights.

                  (a) Options shall be granted under the Plan until the earlier of the maximum number of shares of Stock subject to sale pursuant to Options have been sold, or the Plan is terminated.

                  (b) The Plan shall be implemented under successive Offer Periods. Subject to subsection (c), the first Offer Period will begin on the Effective Date and will end on June 30, 2000.

                  (c) Under no circumstances shall any shares of Stock be issued hereunder until such time as (i) the Plan shall have been approved by the Company's stockholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which shares of the Stock are listed and all other applicable statutory and regulatory requirements.

                  (d) Each Eligible Employee shall be granted a separate Option for each Offer Period. The Option shall be granted on the Entry Date for the relevant Offer Period and shall be automatically exercised on the last day of such Offer Period.

         6.       Participation in the Plan.

                  (a) Each Eligible Employee may elect to participate in the Plan by submitting to the Administrator a completed and executed Authorization
Card in accordance with subsection (b). An Eligible Employee who elects to participate in the Plan shall elect on such Authorization Card any whole percentage of Base Pay (such percentage not to exceed fifteen percent (15%)) to be withheld by payroll deduction, which upon an exercise of the Option granted to such Eligible Employee with respect to the Offer Period, shall be contributed to the Company as payment for shares of Stock purchased pursuant to such Option. The deduction rate authorized by any Eligible Employee shall continue in effect for the remainder of the Offer Period and for successive Offer Periods, except to the extent such rate is changed in accordance with the following:

                           (i)      Each Eligible Employee may, at any .one time
during the period commencing two weeks prior to a Purchase Date, increase (not to exceed fifteen percent (15%)) or reduce his or her percentage of payroll deduction to any whole percentage by filing a new completed and executed Authorization Card with the Administrator (or his or her designate); provided, however, that any such increase or reduction shall only be effective beginning on the first day of the subsequent Offer Period.

                           (ii)     Notwithstanding subsection (i), any Eligible
Employee may cease payroll deductions and/or withdraw from participation under the Plan at any time by reducing his or her percentage of payroll deduction to zero percent (0%), except that no Eligible Employee may cease payroll deductions and/or withdraw during the period commencing two weeks prior to a Purchase Date. An Eligible Employee electing to cease payroll deductions and/or withdraw from the Plan must deliver to the Administrator a notice of withdrawal approved by the Administrator (the "Cessation/Withdrawal Election") not later than the date which is two weeks prior to a Purchase Date. Upon receipt of an Eligible Employee's Cessation/Withdrawal Election pursuant to which the Eligible Employee provides notice of his or her intent to withdraw from the Plan, the Company or Designated Subsidiary Corporation will as soon as practicable thereafter pay to such Eligible Employee in cash in one lump sum the balance of payroll deductions credited to such Eligible Employee's account under the Plan, without the payment of any interest thereon, and the Eligible Employee will at that time be deemed to have ceased to participate in the Plan and may only recommence active participation in the Plan by submitting to the Administrator a new completed and executed Authorization Card in accordance with subsection (b). Upon receipt of an Eligible Employee's Cessation/Withdrawal Election pursuant to which the Eligible Employee indicates his or her intention to cease participation but does not provide notice of his or her intent to withdraw from the Plan, such Eligible Employee's payroll deductions shall cease as soon as administratively practicable following the Administrator's receipt of his or her Cessation/Withdrawal Election, and his or her Option shall be exercised on the Purchase Date in accordance with Section 8(b).

                  (b) Except as permitted otherwise by the Administrator in its discretion, an Employee who is an Eligible Employee on the Effective Date must submit his or her Authorization Card to the Administrator during the three week period immediately prior to the Effective Date in order to participate in the first Offer Period under the Plan. Except as permitted otherwise by the Administrator in its discretion, an Employee who is an Eligible Employee on the Effective Date but who does not submit his or her Authorization Card to the Administrator during such three week period or an Employee who becomes an Eligible Employee subsequent to the Effective Date must submit his or her Authorization Card to the Administrator during the two week period commencing one month prior to such Eligible Employee's Entry Date, or during such other period designated by the Administrator in its sole discretion.

                  (c) An Eligible Employee's Authorization Card shall include express written authorization by the Eligible Employee to the Company to issue shares of Stock purchased under the Plan to an account in the name of such Eligible Employee with a brokerage firm to be designated by the Administrator.

         7.       Payroll Deductions.

                  (a) Cash compensation payable to an Eligible Employee who elects to participate in the Plan for an Offer Period shall be reduced each Payday during such Offer Period through payroll deductions by an amount equal to the whole percentage of Base Pay payable on such Payday elected by the Eligible Employee under Section 6.

                  (b) The amount of each Eligible Employee's payroll deduction shall be held by the Company or Designated Subsidiary Corporation and credited to an account established for such Eligible Employee. Neither the Company nor any Subsidiary Corporation shall pay any interest on the funds credited to an Eligible Employee's account under the Plan.

                  (c) During a leave of absence from the Company or any Designated Subsidiary Corporation which is approved by the Company or Designated Corporation and which meets the requirements of Treasury Regulation Section 1.421-7(h)(2), an Eligible Employee may continue to participate in the Plan by making cash payments to the Company or Designated Subsidiary Corporation on each Payday equal to the dollar amount of the payroll deduction made for such Eligible Employee for the Payday next preceding the first day of such Eligible Employee's leave of absence.

         8.       Grant of Options; Exercise of Options.

                  (a) Each Eligible Employee shall be granted an Option on his or her Entry Date for the Offer Period. Each Eligible Employee's Option shall be automatically exercised on the Purchase Date for the Offer Period to which such Option relates. The number of shares of Stock subject to an Option shall be the quotient of the total payroll deductions made for the Eligible Employee during the Offer Period divided by the Option Price with respect to such Offer Period, excluding fractional shares of Stock; provided, however, that the number of shares of Stock subject to each Option shall not exceed 200,000 shares.

                  (b) Except as otherwise provided in subsection (e) and Sections 6(a)(i) and (ii), each Eligible Employee participating in the Plan shall be deemed to have exercised his or her Option on the Purchase Date for each Offer Period in which the Eligible Employee is participating in the Plan, to the extent that the balance of payroll deductions credited to such Eligible Employee's account under the Plan is sufficient to purchase, at the Option Price, whole shares of Stock. No fractional shares of Stock shall be purchased upon the exercise of an Option and any funds credited to such Eligible Employee's account remaining after the purchase of whole shares of Stock upon exercise of an Option shall remain credited to such Eligible Employee's account and carried forward for purchase of shares of Stock pursuant to the exercise of the Option on the Purchase Date relating to the next following Offer Period.

                  (c) Upon exercise of an Option, the Company shall as soon as practicable thereafter issue to the Eligible Employee such shares of Stock purchased pursuant to subsection (b). Such Stock is initially to be held in the brokerage account established by the Eligible Employee at such brokerage firm as designated by the Administrator and as authorized by the Eligible Employee upon enrollment in the Plan.

                  (d) If the total number of shares of Stock for which Options are to be exercised on any date exceeds the number of shares remaining unsold under the Plan (after deduction of all shares for which Options have theretofore been exercised), the Administrator shall make a pro rata allocation of the available remaining shares in as nearly a uniform manner as shall be practicable and any balance of payroll deductions credited to the accounts of Eligible Employees which have not been applied to the purchase of shares of Stock shall be paid to such Eligible Employees by the Company or Designated Subsidiary Corporation in cash in one lump sum as soon as practicable, without payment of any interest thereon.

                  (e)Notwithstanding any provision in the Plan to the contrary, an Eligible Employee shall not be granted an Option:

                           (i)      if, immediately after the Option is granted,
such Employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, any Parent Corporation or any Subsidiary Corporations. For purposes of determining stock ownership under this paragraph, the rules of Code Section 424(d) shall apply and Stock which an Eligible Employee may purchase under outstanding options held by such Eligible Employee shall be treated as stock owned by such Eligible Employee; or

                           (ii)    which permits such Eligible Employee's rights
to purchase stock under the Plan and all other employee stock purchase plans of the Company, any Parent Corporation, or any Subsidiary Corporations subject to Code Section 423, to accrue at a rate which exceeds $25,000 of the fair market value of such Stock or other stock (determined at the time such Option is granted) for each calendar year in which such option is outstanding at any time. For purpose of the limitations imposed by this subsection, the right to purchase Stock or other stock under an Option or other option accrues when the Option or other option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase Stock or other stock under an Option or other option accrues at the rate provided in the Option or other option (but in no case may such rate exceed $25,000 of fair market value of such Stock or other stock determined at the time such Option or other option is granted) for any one calendar year, and a right to purchase Stock or other stock which has accrued under the Option or other option may not be carried over to any other Option or other option.

                  (f) Any Employee who is an officer subject to Section 16(b) under the Securities Exchange Act of 1934, as amended, shall not sell, transfer, or otherwise dispose of any shares of Stock received upon the exercise of the Option granted hereunder for a period of six months after the purchase of such shares.

         9.       Option Price.

                  (a) The per share exercise price of each Option (the "Option Price") shall be an amount equal to the lesser of:

                    (i) 85% of the "Fair Market Value" (as defined below) of a share of Stock on the Participant's Entry Date into the Plan for the relevant Offer Period; or

                    (ii) 85% of the Fair Market Value of a share of Stock on the
                         Purchase Date corresponding to the Offer Period for which a Participant exercises his or her Option.

                  (b) For purposes of subsection (a), the Fair Market Value of a share of Stock as of a given date shall be: (A) the closing price of a share of Stock on the principal exchange on which the Stock is then trading, if any, on such date, or, if shares of Stock were not traded on such date, then on the next preceding trading day during which a sale occurred; (B) if the Stock is not traded on an exchange, but is quoted on Nasdaq or a successor quotation system,
(X) the last sales price (if the Stock is then listed as a National Market Issue under the NASD National Market System) or (Y) the mean between the closing representative bid and asked prices (in all other cases) for a share of Stock on such date, or, if shares of Stock were not traded on such date, then on the next preceding trading day during which a sale occurred, as reported by Nasdaq or such successor quotation system; (iii) if the Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for a share of Stock on such date, or, if shares of Stock were not traded on such date, then on the next preceding trading day during which a sale occurred, as determined in good faith by the Board of Directors; or (iv) if the Stock is not publicly traded, the fair market value of a share of Stock established by the Board of Directors acting in good faith.

         10. Issuance of Certificates. In the event the Administrator is required to obtain authority to issue certificates for any shares of Stock purchased by an Eligible Employee under the Plan from any commissioner or agency, the Administrator shall seek to obtain such authority. If the Administrator is unable, after reasonable efforts, to obtain such authority, the Administrator, the Company, and any Subsidiary Corporations shall be relieved from all liability and shall pay to each such Eligible Employee the balance of payroll deductions credited to each such Eligible Employee's account under the Plan in cash in one lump sum as soon as practicable, without the payment of any interest thereon.

         11.      Cessation of Participation.

                  (a) An Eligible Employee shall cease to participate in the Plan in the event that:

                    (i) the Eligible Employee reduces his or her percentage of payroll deduction to zero percent (0%); or

                    (ii) the Eligible  Employee  terminates  employment with the
                         Company or any Designated Subsidiary Corporation for any reason.

                  (b) Upon cessation of participation by an Eligible Employee, such Eligible Employee's payroll deductions shall cease. If such cessation of participation occurs during the last two weeks of an Offer Period or if such cessation of participation is not accompanied by the Eligible Employee's notice of withdrawal from participation in the Plan, such Eligible Employee's Option shall be exercised on the next Purchase Date in accordance with Section 8(b). Upon cessation of participation at any other time which is accompanied by the Eligible Employee's notice of withdrawal from participation in the Plan or which is the result of the Eligible Employee's termination of employment within the Company or any Designated Subsidiary Corporation, any balance of payroll deductions credited to such Eligible Employee's account under the Plan shall be paid to the Employee (or his or her estate, in the event of the Eligible Employee's death) in cash in one lump sum as soon as practicable after cessation of participation, without payment of any interest thereon.

         12. Transfer of Option. Options granted pursuant to the Plan shall not be transferable by an Eligible Employee, other than by will or the laws of descent and distribution, and shall be exercisable during the Eligible Employee's lifetime only by such Eligible Employee.

         13. Beneficiary. Each Eligible Employee shall designate on his or her Authorization Card a beneficiary or beneficiaries and may, without such beneficiaries' consent, change such designation. Any designation shall be effective only after it is received by the Administrator and shall be controlling over any disposition by will or otherwise. Upon the death of an Eligible Employee, except as provided in Section 11(b), the balance of payroll deductions credited to such Eligible Employee's account shall be paid or distributed to the designated beneficiary or beneficiaries, or in the absence of such designation, to the executor or administrator of the Eligible Employee's estate, and in either event the Administrator, the Company, and any Subsidiary Corporations shall not be under any further liability to anyone.

         14. Recapitalization. If there shall be any change in the Stock subject to the Plan or the Stock subject to any Option, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of 2% of the fair market value of the Stock) or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board of Directors to the aggregate number of shares subject to the Plan and the number of shares and the price per share subject to outstanding Options in order to preserve, but not to increase, the benefits of the Eligible Employees hereunder; provided, however, that subject to any required action by the stockholders, if the Company shall not be the surviving corporation in any such merger, consolidation or reorganization, every Option outstanding shall terminate, unless the surviving corporation shall (subject to applicable provisions of the Code) issue a new Option therefor or assume (with appropriate changes) the existing Option in a manner complying with Code Section 424(a). If the Option shall terminate by reason of such merger, consolidation, or reorganization, then any provision herein to the contrary notwithstanding, any Option held by an Eligible Employee may be exercised, in whole or in part, by such Eligible Employee at any time designated by the Board of Directors which is prior to or concurrent with the consummation of such merger, consolidation, or reorganization.

         15. Rights as a Stockholder. An Eligible Employee shall have no rights as a stockholder with respect to any shares of Stock covered by Options until the date of the issuance of a certificate for such shares of Stock. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued, except as otherwise expressly provided herein.

         16.      Costs; Indemnifications.

                  (a) The Company shall pay all costs and expenses incurred in administering the Plan.

                  (b) In addition to such other rights of indemnification as the Administrator may have as a director or officer of the Company, the Company shall indemnify and hold the Administrator harmless against any and all liability, loss, costs, damages, attorneys' fees and other expenses the Administrator may sustain or incur in connection with administration of the Plan, except for liability, loss, costs, damages, attorneys' fees and other expenses caused by the negligence of the Administrator or his or her agent; provided, that within 60 days after the institution of any action, suit or proceeding the Administrator shall in writing offer the Company the opportunity to handle, prosecute or defend the same, at the Company's own expense. The Administrator shall have the right, but not the obligation, to adjust, settle, or compromise any claim, obligation, debt, demand, suit or judgment against the Administrator, and if such settlement is approved by independent legal counsel selected by the Company then the Company shall reimburse the Administrator for all sums of money the Administrator may pay or become liable to pay against which the Administrator is indemnified hereunder.

         17. Amendment or Termination of the Plan. This Plan shall terminate on March 31, 2010. However, the Board of Directors may at any time, with respect to any shares of Stock not then subject to Options, suspend or terminate the Plan, and may amend the Plan from time to time as the Board of Directors may deem advisable; provided, however, that except as provided in Section 14 hereof, the Board of Directors shall not amend the Plan in the following respects without the affirmative vote of approval by a majority of the outstanding shares of Stock of the Company:

                  (a) To increase the maximum number of shares of Stock subject to the Plan;

                  (b) To change the designation or class of employees eligible to receive Options under the Plan;

                  (c) To materially increase the benefits accruing to Employees under the Plan; or

                  (d) In any manner which would cause the Plan to no longer be an employee stock purchase plan under Code Section 423.

         18. Application of Funds.   The proceeds  received  by the Company
from the sale of Stock pursuant to the exercise of Options shall be deposited in the account of the general corporate funds of the Company.

         19. Approval of Stockholders. The Plan shall become effective on the Effective Date subject to the affirmative vote by a majority of the outstanding shares of Stock of the Company approving the Plan (which approval must occur within twelve (12) months before or after the date the Plan is adopted by the Board of Directors).

         20. No Rights as an Employee. Nothing in the Plan shall be construed to give any person the right to remain in the employ of the Company or any Subsidiary Corporation or to affect the Company or any Subsidiary Corporation's right to terminate the employment of any person at any time with or without cause.

         21. Titles.  Titles   are provided  herein for convenience only and are
not to serve as a basis for interpretation or construction of the Plan.

         I hereby certify that the foregoing Plan was adopted by the Board of Directors of SoftNet Systems, Inc. on October 29, 1999.


                                                     /s/ Steven M. Harris
                                                     ---------------------------
                                                     Steven M. Harris, Secretary


         I hereby certify that the foregoing Plan was duly approved by affirmative vote of a majority of the outstanding shares of Stock of the Company on February 8, 2000.


                                                     /s/ Steven M. Harris
                                                     ---------------------------
                                                     Steven M. Harris, Secretary